UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

METALLINE MINING COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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METALLINE MINING COMPANY
1330 E. Margaret Avenue
Coeur d’Alene, Idaho 83815
February 27, 2008
To Our Shareholders:
You are cordially invited to the Annual Meeting of Shareholders (the “Meeting”) of Metalline Mining Company (the “Company”) to be held at the offices of our corporate counsel, Burns, Figa & Will, P.C., 6400 South Fiddlers Green Circle, Suite 1000, Greenwood Village, Colorado 80111 on April 18, 2008 at 10:00 a.m. local time.
The formal Notice of the Meeting and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages. Shareholders also are entitled to vote on any other matters which properly come before the Meeting.
Enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Meeting even if you are unable to attend the Meeting. Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Meeting.
WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING EITHER BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.
Sincerely,
Merlin Bingham, President

METALLINE MINING COMPANY
1330 E. Margaret Avenue
Coeur d’Alene, Idaho 83815
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 18, 2008
February 27, 2008
To the Shareholders of Metalline Mining Company:
The Annual Meeting of Shareholders (the “Meeting”) of Metalline Mining Company, a Nevada corporation (the “Company”) will be held at the offices of our corporate counsel, Burns, Figa & Will, P.C., 6400 South Fiddlers Green Circle, Suite 1000, Greenwood Village, Colorado, 80111 on Friday, April 18, 2008 at 10:00 a.m. local time, for the purpose of considering and voting upon proposals to:
1.	Elect five directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified.

2.	Ratify and approve the appointment of Hein & Associates LLP as our independent registered public accounting firm.

3.	Transact such other business as may lawfully come before the Meeting or any adjournment(s) thereof.
The Board of Directors is not aware of any other business to come before the Meeting. Pursuant to the Company’s Bylaws, the Board of Directors has fixed the close of business on Friday, February 22, 2008 as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.
You are requested to complete and sign the enclosed proxy which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend the Meeting and vote in person.
EACH SHAREHOLDER, WHETHER OR NOT HE PLANS TO ATTEND THE MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.
BY ORDER OF THE BOARD OF DIRECTORS,
MERLIN BINGHAM, PRESIDENT

METALLINE MINING COMPANY
1330 E. Margaret Avenue
Coeur d’Alene, Idaho 83815
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
APRIL 18, 2008
February 27, 2008
To Our Shareholders:
This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Metalline Mining Company (the “Company”) of proxies to be used at the Annual Meeting of Shareholders (the “Meeting”) to be held at the offices of our corporate counsel, Burns, Figa & Will, P.C., 6400 South Fiddlers Green Circle, Suite 1000, Greenwood Village, Colorado, 80111 on Friday, April 18, 2008, at 10:00 a.m. local time, and at any adjournments or postponements thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting of Shareholders (collectively, the “Proxy Materials”) are first being mailed to shareholders beginning on or about February 27, 2008.
GENERAL INFORMATION
Solicitation
The enclosed proxy is being solicited by the Company’s Board of Directors. The costs of the solicitation will be borne by the Company. Proxies may be solicited personally or by mail, telephone, facsimile or telegraph by directors, officers and regular employees of the Company, none of whom will receive any additional compensation for such solicitations. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the shares.
Voting Rights and Votes Required
Holders of shares of Metalline Mining Company common stock (the “Common Stock”), at the close of business on Friday, February 22, 2008 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. On the Record Date, 39,612,227 shares of Common Stock were outstanding. Holders of Common Stock are entitled to one vote per share.

The presence, in person or by proxy, of holders of one-third of the shares of common stock outstanding as of the Record Date constitute a quorum for the transaction of business at the Meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies. Abstentions will count towards quorum requirements.
As to the election of directors under Proposal One, the proxy card being provided by the Board enables a shareholder to vote for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast without respect to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the other nominees being proposed is withheld.
With respect to Proposal Two a shareholder may: (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” with respect to the proposal. The affirmative vote of a majority of the votes cast (either in person or by proxy) and entitled to vote on the matter is required to approve Proposal Two.
The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Nevada corporation have the right to dissent under the Nevada General Corporation Law.
Shares of Common Stock represented by all properly executed proxies received at the Company’s transfer agent by Monday April 14, 2008 will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted “FOR” the slate of directors described herein; and “FOR” Proposal Two as described herein. Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein. If any other matters are properly presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.
The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by (i) providing notice in writing to the Company’s corporate secretary that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) by attending the Meeting and voting in person.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The number of shares outstanding of the Company’s common stock at Friday, February 22, 2008, was 39,612,227. The following table sets forth the beneficial ownership of the Company’s common stock as of February 22, 2008 by each director and each executive officer of the Company, and by all directors and executive officers as a group.

Name and Address of		Amount and Nature of	Percent of
Beneficial Owner	Position	Beneficial Ownership	Common Stock
Merlin D. Bingham	President and	2,495,639 (1)	6.3%
1330 E. Margaret Avenue	Director
Coeur d’Alene, ID 83815
Roger Kolvoord	Executive Vice	1,243,739 (2)	3.1%
1330 E. Margaret Ave.	President and
Coeur d’Alene, ID 83815	Director

Wesley Pomeroy	Director	586,000 (3)	1.5%
1330 E. Margaret Ave. Coeur d’Alene, ID 83815
Robert Kramer	Director	574,250 (4)	1.4%
1330 E. Margaret Ave. Coeur d’Alene, ID 83815
Gregory Hahn	Director	62,000(5)	*
1330 E. Margaret Ave. Coeur d’Alene, ID 83815
Robert Devers	Chief Financial	83,333(6)	*
1330 E. Margaret Ave.	Officer
Coeur d’Alene, ID 83815
Terry Brown	Vice	329,166 (7)	*
1330 E. Margaret Ave.	President-Operations
Coeur d’Alene, ID 83815
All current directors		5,374,127 (8)	13.5%
and executive officers as a group (seven persons)

* Indicates less than one percent.

(1) Includes: (i) vested options to acquire 1,150,000 shares of common stock; and (ii) vested options held by Mr. Bingham’s spouse to acquire 50,000 shares of common stock.
(2) Includes vested options to acquire 883,333 shares of common stock.
(3) Includes: (i) vested options to acquire 250,000 shares of common stock; and (ii) warrants to acquire 150,000 shares of common stock.
(4) Includes: (i) vested options to acquire 500,000 shares of common stock; and (ii) warrants to acquire 17,250 shares of common stock.
(5) Includes (i) vested options to acquire 53,000 shares of common stock. Excludes unvested options to acquire (i) 100,000 shares of common stock on October 31, 2008, and (iii) 100,000 shares of common stock on October 31, 2009. Options vest 100% upon a Change in Control, as defined in Mr. Hahn’s stock option agreement.
(6) Includes vested options to acquire 83,333 shares of common stock. Excludes unvested options to acquire (i) 100,000 shares of common stock on October 31, 2008, and (iii) 100,000 shares of common stock on October 31, 2009. Options vest 100% upon a Change in Control, as defined in Mr. Devers’ stock option agreement.
(7) Includes vested options to acquire 276,666 shares of the Company’s common stock.
(8) Includes securities reflected in footnotes 1 — 7.
The following table sets forth the beneficial ownership of the Company’s common stock as of February 22, 2008 by each person (other than the directors and executive officers of the Company) who owned of record, or was known to own beneficially, more than 5% of the outstanding voting shares of common stock. To the knowledge of the directors and executive officers of the Company, as of February 22, 2008, there are no persons and/or companies who or which beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to all outstanding shares of the Company, other than as set forth below.

Name and Address of	Amount and Nature of		Percent of
Beneficial Owner	Beneficial Ownership		Common Stock
Duncan Hsia	2,647,328	(1)	6.7%
3909 Harvest Knoll Drive Richardson, TX 75082
John C. Barrett	3,376,800	(2)	8.5%
2436 N. Fed. Hwy #366 Lighthouse Point, FL 33064
Steven Carlitz	2,520,931	(3)	6.4%
1411 Aster Lane Cupertino, CA 95014
Lazarus Investment Partners LLP	3,000,000		7.6%
c/o Lazarus Management Company LLC 2401 E. 2nd Avenue, #600 Denver, CO 80206

(1) Includes: (i) warrants to acquire 832,950 shares of common stock held by Duncan Hsia Roth IRA and Duncan Hsia Revocable Living Trust; (ii) warrants to acquire 480,000 shares of common stock held by Mr. Hsia’s spouse; (ii) warrants to acquire 143,250 shares of common stock held by Mr. Hsia’s children.
(2) Includes warrants to acquire 1,465,000 shares of common stock held by John C. Barrett and John C Barrett Revocable Trust.
(3) Includes warrants to acquire 967,000 shares of common stock.
MANAGEMENT
Executive officers of the Company are elected by the Board of Directors, and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors. There are no family relationships among any of the directors and executive officers of the Company. None of the executive officers or directors has been involved in any legal proceedings during the past five years.
The following table sets forth the names and ages of all executive officers and directors and the positions and offices that each person holds with the Company as of February 22, 2008:

Name	Age	Position

Merlin Bingham	74	President, Director and Chairman of the Board

Roger Kolvoord	68	Executive Vice President and Director

Robert Devers	45	Chief Financial Officer

Terry Brown	48	Vice President-Operations

Wayne Schoonmaker	70	Treasurer and Secretary

Robert Kramer*	61	Director

Wesley Pomeroy*	53	Director

Gregory Hahn*	56	Director

*  Messrs. Kramer, Pomeroy and Hahn are each “independent” as that term is defined in Section 121A of the American Stock Exchange listing standards and in Item 407(a) of Regulation S-B.
Merlin Bingham has been the President and Chairman of the Board of Directors of the Company since October 1996. From 1963 to 1983 Mr. Bingham worked in exploration for mining and oil companies in the western U.S. and Alaska, Zambia, the United Arab Emirates, Ecuador and Mexico. From 1983 to 1996, Mr. Bingham has been a consulting geologist. Mr. Bingham received a B.S. degree in Mineralogy from the University of Utah in 1963.

Dr. Roger Kolvoord has been a director of the Company since August 2002 and was appointed Vice President, Business in April 2003. Dr. Kolvoord has a B.S. degree in geology from the University of Michigan, a M.S. in Mineralogy form the University of Utah, and a Ph.D. in geochemistry from the University of Texas at Austin. He worked in exploration and exploration research for Kennecott Copper Company, Ranchers Exploration and Development Corporation, and ARCO, and operated a services company providing field services to oil and gas and mining companies. He has extensive mining and energy exploration experience. He was a manager with the Boeing Company for 14 years, working mainly in program management and new business development capacities in information systems and in remote sensing and geospatial information (mapping) ventures. An Associate Technical Fellow of the Boeing Company, he returned to private consulting practice in 2000. Dr. Kolvoord is an active member of the American Association of Petroleum Geologists and the Society of Mining Engineers. He resides in the Puget Sound region of Washington.
Robert Devers was appointed Chief Financial Officer in June 2007. Mr. Devers brings over 20 years of experience in corporate finance, business operations, and financial reporting and controls. Prior to joining Metalline, he was Senior Director — Financial Analysis and Internal Audit of The Broe Companies Inc., a privately held international company with investments in commercial and residential real estate and operations in oil and gas exploration and coal mining. He has also served as a corporate officer and financial executive for privately-held and publicly traded companies. Mr. Devers earned a Bachelor of Arts degree in Accounting from Western State College in 1985 and is a Certified Public Accountant in the state of Colorado
Terry Brown was appointed Vice President-Operations in September 2005. Mr. Brown has 22 years experience in the mining industry in the United States, Mexico and Chile and has most recently been active as a consulting geologist in Mexico. His background is in exploration and project management, mine development and feasibility studies, and mining operations. Mr. Brown is a Certified Professional Geologist and is a member of the American Institute of Professional Geologists and the Society of Economic Geologists. He received a Bachelor of Science degree in geology from the New Mexico Institute of Mining & Technology in 1983. Mr. Brown resides in Chihuahua, Mexico.
Wayne Shoonmaker Mr. Schoonmaker was appointed Secretary & Treasurer of the Company in August 1997 and has held that position since that time. He is also Secretary & Treasurer and Director of Independence Lead Mines Company of Wallace, Idaho. During the period of 1979 through 1993, Mr. Schoonmaker was employed at Asarco Incorporated as Chief Accountant of the Troy Mine and as Financial Manager of Asarco’s Northwest Mining Department. From July 1978 to December 1978, Mr. Schoonmaker was Assistant Treasurer of the Bunker Hill Mining Company, and from 1964 to 1978, he was Assistant Secretary of Hecla Mining Company. Mr. Schoonmaker received a Bachelor of Science degree in Accounting from the University of Montana in 1962 and an MBA from the University of Idaho in 1987. Mr. Schoonmaker is a Certified Public Accountant in the states of Idaho and Montana.
Robert Kramer was elected to the Board of Directors in July 2006. Mr. Kramer is the co-founder and Chief Executive Officer of Current Technology Corporation (OTCBB:CRTCF). Current Technology was formed in 1987 to research, develop and commercialize electrotherapeutic products for the treatment of hair loss. An entrepreneur by nature, with a particular interest in the financial sector, he has been a founder/principal of a number of private companies offering commercial mortgages, venture capital and tax driven investments. Prior to co-founding Current Technology, he was a joint venture partner in an enterprise that raised funding for approximately 20 public mining companies conducting exploration activities in Western Canada. A graduate of the University of California, Berkeley with a degree in economics, Mr. Kramer has been a member of the Canadian Institute of Chartered Accountants and the Institute of Chartered Accountants of British Columbia for over 30 years. Mr. Kramer is a Registered Certified Public Accountant in the State of Illinois. In 2005 he was admitted as a Fellow to The Institute of Chartered Securities and Administrators.

Wesley Pomeroy was appointed to the Board of Directors in September 2005. Mr. Pomeroy was President of The Joe Dandy Mining Company from 1995 to 2006. The Joe Dandy Mining Company has had gold properties in Cripple Creek, Colorado since 1887. He is a member of the Front Range Oil and Gas LLC and the POMOCO LLC (Pomeroy Oil Company). He is also currently a consulting geologist with Vortex Petroleum Inc. and has been associated since 1977 with various exploration and oil and gas companies. Also since 1977 Mr. Pomeroy has been a member in good standing of the American Association of Petroleum Geologists and the Rocky Mountain Association of Geologists. Mr. Pomeroy received a Bachelor of Science degree in geology from Colorado State University in 1977 and an MBA from the University of Colorado in 1990. Mr. Pomeroy is a registered Professional Geologist for the State of Wyoming. He resides in the Denver, Colorado area.
Gregory Hahn was appointed to the Board of Directors in October 2007. Mr. Hahn is a Certified Professional Geologist and a geological engineer with extensive experience in exploration, mine development and operation, and particular expertise in base and precious metals, ore reserve calculations, slope stability, open pit operations, project evaluations and investment analysis. He is also currently a board member of Marathon PGM Corp. (TSX: MAR), and a principal of Greg Hahn Consulting, LLC, a mining and geological consulting firm. From 1995 to 2007, Mr. Hahn was President, Chief Executive Officer and Director of Constellation Copper Corporation (TSX: CCU), where he was instrumental in bringing the Lisbon Valley copper mine into production, and involved with the subsequent construction and development of the mine. Prior to Mr. Hahn’s position with Constellation Copper Corp., he was Vice President for St. Mary Minerals Inc. for four years and Chief Geological Engineer for CoCa Mines Inc. for five years. He also spent ten years with Noranda Inc. where he was pre-development manager of the Lik massive sulfide project in Alaska and chief mine geologist at the Blackbird cobalt-copper project in Idaho. Mr. Hahn received a B.A. in Earth Sciences from Dartmouth College and a M.S. in Geology and Geological Engineering from Michigan Tech.
Transactions with Related Persons
Since Nov. 1, 2006, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction, or in any proposed transaction, which has materially affected or will affect the Company.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than 10% of the Company’s outstanding Common Stock to file reports of ownership with the Securities and Exchange Commission (“SEC”). Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during and for the Company’s year ended October 31, 2007, and as of February 22, 2008 there were no directors, officers or more than 10% stockholders of the Company who failed to timely file a Form 3, 4 or 5.
Independence of the Board of Directors
Our Board of Directors currently includes the following three independent directors: Robert Kramer, Wesley Pomeroy and Gregory Hahn. Messrs. Kramer, Pomeroy and Hahn are currently nominees for directors. The Company defines “independent” as that term is defined in Section 121A of the American Stock Exchange listing standards and in Item 407(a) of Regulation S-B. Messrs. Kramer, Pomeroy and Hahn qualify as independent and none has any material relationship with the Company that might interfere with his exercise of independent judgment.
Meetings of the Board and Committees
Board of Directors
The Company’s Board of Directors held fifteen meetings during the Company’s fiscal year ended October 31, 2007, and one additional meeting through January 18, 2008. Such meetings consisted of both actions taken by the unanimous written consent of the directors and actual meetings at which all of the directors were present in person or by telephone. The Company does not have a formal policy with regard to board members’ attendance at annual meetings, but encourages them to attend shareholder meetings.
Audit Committee
The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The following persons serve on our Audit Committee: Wesley Pomeroy, Robert Kramer and Gregory Hahn. Mr. Kramer is the financial expert for the Audit Committee.
The Audit Committee held four meetings during the fiscal year ended October 31, 2007 and has subsequently held one meeting. Additionally, the Audit Committee acted by unanimous written consent once during the year ended October 31, 2007. All of the members attended the meetings in person or by telephone. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee charter is available on our website at www.metalin.com.

The following constitutes the report the Audit Committee has made to the Board of Directors and, when read in connection with the Audit Committee Charter, generally describes the functions performed by the audit committee:
REPORT OF THE AUDIT COMMITTEE
To the Board of Directors of Metalline Mining Company
Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report on our financial statements. Our responsibility is to monitor and oversee those processes. We hereby report to the Board of Directors that, in connection with the financial statements for the year ended October 31, 2007, we have:
•	reviewed and discussed the audited financial statements with management and the independent accountants;

•	discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as modified by SAS 89 and SAS 90; and

•
received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with the independent accountant the accountant’s independence.

Based on the discussions and our review described above, we recommended to the Board of Directors that the audited financial statements for the year ended October 31, 2007 be included in the Company’s Annual Report on Form 10-KSB for the year ended October 31, 2007 which is being provided contemporaneously with this Proxy Statement.
Respectfully submitted,
The Audit Committee of Metalline Mining Company
Robert Kramer, Chair
Wesley Pomeroy, Member
Gregory Hahn, Member
Compensation Committee
The Company’s Compensation Committee consists of: Wesley Pomeroy (who serves as Chair of the Committee), Robert Kramer and Gregory Hahn. The Compensation Committee held three meetings by unanimous written consent during the fiscal year ended October 31, 2007, and has subsequently held one in-person meeting on January 18, 2008.

Duties of the Compensation Committee include reviewing and making recommendations regarding compensation of executive officers and determining the need for and the appropriateness of employment agreements for senior executives. This includes the responsibility: (1) to determine, review and approve on an annual basis the corporate goals and objectives with respect to compensation for the senior executives; and (2) to evaluate at least once a year the performance of the senior executives in light of the established goals and objectives and, based upon these evaluations, to determine the annual compensation for each, including salary, bonus, incentive and equity compensation. The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Committee in its sole discretion deems appropriate. The Committee may also invite the Senior Executives and other members of management to participate in their deliberations, or to provide information to the Committee for its consideration with respect to such deliberations, except that: the chief executive officer may not be present for the deliberation of or the voting on compensation for the chief executive officer. The chief executive officer may, however, be present for the deliberation of or the voting on compensation for any other officer.
The Compensation Committee also has the authority and responsibility: (1) to review the fees paid to independent directors for service on the board of directors and its committees, and make recommendations to the board with respect thereto (however disinterested members of the board ultimately determine the fees paid to the independent directors); and (2) to review Metalline’s incentive compensation and other stock-based plans and recommend changes in such plans to the board as needed.
Our Compensation Committee’s charter was adopted by the Board of Directors on May 1, 2006 and amended on December 5, 2006. The charter is available on our web site at www.metalin.com.
Nominating Committee
The Company’s Nominating Committee consists of: Wesley Pomeroy (who serves as Chair of the Committee), Robert Kramer and Gregory Hahn. Duties of the Nominating Committee include oversight of the process by which individuals may be nominated to our Board of Directors. Our Nominating Committee’s charter was adopted by the Board of Directors on May 1, 2006 and amended on July 7, 2006, and is available on our web site at www.metalin.com.
The functions performed by the Nominating Committee include identifying potential directors and making recommendations as to the size, functions and composition of the Board and its committees. In making nominations, our Nominating Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders.

The Nominating Committee considers nominees proposed by our shareholders. To recommend a prospective nominee for the Nominating Committee’s consideration, you may submit the candidate’s name by delivering notice in writing to Metalline Mining Company, c/o Theresa M. Mehringer, Esq., Burns, Figa and Will, P.C., 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, CO 80111.
A shareholder nomination submitted to the Nominating Committee must include at least the following information (and can include such other information the person submitting the recommendation desires to include), and must be submitted to the Company by the date mentioned in the most recent proxy statement under the heading “Proposal From Shareholders” as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5:
(i).	The name, address, telephone number, fax number and e-mail address of the person submitting the recommendation;

(ii).
The number of shares and description of the Company voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly;

(iii).
The name, address, telephone number, fax number and e-mail address of the person being recommended to the nominating committee to stand for election at the next annual meeting (the “proposed nominee”) together with information regarding such person’s education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years, and other relevant information.

(iv).	Information regarding any family relationships of the proposed nominee as required by Item 401(d) of SEC Regulation S-K.

(v)
Information whether the proposed nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item 401(f) of SEC Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of Regulation S-K).

(vi).	Information regarding the share ownership of the proposed nominee required by Item 403 of Regulation S-K.

(vii).	Information regarding certain relationships and related party transactions of the proposed nominee as required by Item 404 of Regulation S-K.

(viii).
The signed consent of the proposed nominee in which he or she: (a) consents to being nominated as a director of the Company if selected by the nominating committee; (b) states his or her willingness to serve as a director if elected for compensation not greater than that described in the most recent proxy statement; (c) states whether the proposed nominee is “independent” as defined by Section 121A of the American Stock Exchange Company Guide; and (d) attests to the accuracy of the information submitted pursuant to paragraphs (i) through (vii), above.

Although the information may be submitted by fax, e-mail, mail, or courier, the nominating committee must receive the proposed nominee’s signed consent, in original form, within ten days of making the nomination.
When the information required above has been received, the Nominating Committee will evaluate the proposed nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs.
The process for evaluating a director nominee is the same whether a nominee is recommended by a shareholder or by an existing officer or director. The Nominating Committee will:
(1)
Establish criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our Board of Directors: leadership; independence; interpersonal skills; financial acumen; business experiences; industry knowledge; and diversity of viewpoints. The Nominating Committee will periodically assess the criteria to ensure it is consistent with best practices and the goals of the Company.

(2)
Identify individuals who satisfy the criteria for selection to the Board and, after consultation with the Chairman of the Board, make recommendations to the Board on new candidates for Board membership.

(3)
Receive and evaluate nominations for Board membership which are recommended by existing directors, corporate officers, or shareholders in accordance with policies set by the Nominating Committee and applicable laws.

The Nominating Committee held two meeting by unanimous written consent during the year ended October 31, 2007, and has taken action by unanimous consent once during the current fiscal year. On January 18, 2008 the Nominating Committee nominated Merlin Bingham, Roger Kolvoord, Robert Kramer, Wesley Pomeroy and Gregory Hahn then serving on our Board of Directors to stand for re-election. The Company has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Shareholder Communication with the Board of Directors
The Company values the views of its shareholders (current and future shareholders, employees and others). Accordingly, the Board of Directors established a system through its Audit Committee to receive, track and respond to communications from shareholders addressed to the Company’s Board of Directors or to its Non-Management Directors. Any shareholder who wishes to communicate with the Board of Directors or the Non-Management Directors may write to:
Robert Kramer
Chair, Audit Committee, Metalline Mining Company
800 West Pender Street, Suite 1430
Vancouver, B.C. Canada V6C 2V6
email address: rkramer@current-technology.com
The chair of the Audit Committee is the Board Communications Designee. He will review all communications and report on the communications to the chair of the Nominating Committee, the full Board or the Non-Management Directors as appropriate. The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant Board source.
EXECUTIVE COMPENSATION
Compensation and other Benefits of Executive Officers
The following table sets out the compensation received for the fiscal years October 31, 2007 and 2006 in respect to each of the individuals who were the Company’s chief executive officer at any time during the last fiscal year and the Company’s most highly compensated executive officers whose total salary and bonus exceeded $100,000 (the “Named Executive Officers”).
SUMMARY COMPENSATION TABLE

			Option
Name and	Fiscal	Salary	Awards		Total
Principal Position	Year	($)	($) (1)		($)
Merlin Bingham,	2007	$206,000	$—		$206,000
President	2006	$206,000	$2,180,000	(2)	$2,386,000

Roger Kolvoord,	2007	$187,000	$—		$187,000
Executive Vice President	2006	$187,000	$1,635,000	(3)	$1,822,000

Robert Devers,	2007	$55,769	$306,705	(5)	$362,474
Chief Financial Officer (4)	2006	$—	$—		$—

Terry Brown,	2007	$125,000	$—		$125,000
Vice President, Operations	2006	$125,000	$545,000	(6)	$670,000

(1)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fair value of stock options granted to the named executive officers, in accordance with SFAS 123R. See note 8 to the consolidated financial statements included within the annual report on Form 10-KSB for the year ended October 31, 2007 for discussion regarding the assumptions used to calculate fair value under the Black-Scholes—Merton valuation model.

(2)
Amount represents dollar amount recognized for financial statement reporting purposes for fair value of options to purchase 1,000,000 shares of common stock in accordance with SFAS 123. The options vested May 1, 2006.

(3)
Amount represents dollar amount recognized for financial statement reporting purposes for fair value of options to purchase 750,000 shares of common stock in accordance with SFAS 123. The options vested May 1, 2006.

(4)	Mr. Devers was appointed Chief Financial Officer on June 18. 2007.

(5)
Amount represents the dollar amount recognized for financial statement reporting purposes for fair value of options to acquire 250,000 options in accordance with SFAS 123(R). The options vest 50,000 on October 31, 2007 and 100,000 on both October 31, 2008 and 2009.

(6)
Amount represents dollar amount recognized for financial statement reporting purposes for fair value of options to purchase 250,000 shares of common stock in accordance with SFAS 123. The options vested May 1, 2006.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements
Merlin Bingham
Effective January 1, 2007, Merlin Bingham entered into an executive employment agreement with the Company, which currently provides for a base annual salary of $247,000. Mr. Bingham is entitled to participate in all the Company’s employee benefit plans and employee benefits, including any retirement, pension, profit-sharing, stock option, insurance, hospital or other plans and benefits which now may be in effect or which may hereafter be adopted by the Board of Directors.
According to the severance terms of the employment agreement, upon termination of employment by the Company without cause, Mr. Bingham will receive a severance payment equal to twelve months salary. Upon a change in control (which is defined in the agreement), Mr. Bingham will receive a severance payment equal to twelve months salary following the expiration of his employment agreement. The agreement may also be terminated at any time by Mr. Bingham, with 30 days’ notice, in which case the executive is only entitled to payments of salary and benefits through the date of termination.
Roger Kolvoord
Effective January 1, 2007, Roger Kolvoord entered into an executive employment agreement with the Company pursuant to which he currently receives an annual salary of $224,000. Mr. Kolvoord is entitled to participate in all the Company’s employee benefit plans and employee benefits, including any retirement, pension, profit-sharing, stock option, insurance, hospital or other plans and benefits which now may be in effect or which may hereafter be adopted by the Board of Directors. The terms regarding severance and change of control are substantially identical to those described for Mr. Bingham’s above.

Terry Brown
Effective January 1, 2007, Terry Brown entered into an executive employment agreement with the Company pursuant to which he currently receives an annual salary of $150,000. Mr. Brown is entitled to participate in all the Company’s employee benefit plans and employee benefits, including any retirement, pension, profit-sharing, stock option, insurance, hospital or other plans and benefits which now may be in effect or which may hereafter be adopted by the Board of Directors. The terms regarding severance and change of control are substantially identical to those described for Mr. Bingham’s above.
Robert Devers
On January 18, 2007, the Company entered into an executive employment agreement with Robert Devers that provides for a base annual salary of $165,000 and contains substantially the same terms and conditions as those in the employment agreements between the Company and its other executive officers. The agreement was effective as of January 1, 2008.
Subsequent Events
On January 18, 2008, the Company’s Compensation Committee recommended, and our Board of Directors approved, stock option grants to Messrs. Bingham, Kolvoord, Devers and Brown under the 2006 Stock Option Plan with each having an exercise price of $2.18 and an expiration date of ten years. All of the options vest 1/3 at date of grant, 1/3 on January 1, 2009 and 1/3 on January 1, 2010. Mr. Bingham was granted options to purchase 150,000 shares, Mr. Kolvoord was granted options to purchase 100,000 shares, Mr. Devers was granted options to purchase 100,000 shares and Mr. Brown was granted options to purchase 50,000 shares.
Stock Option, Stock Awards and Equity Incentive Plans
The following table sets forth the outstanding equity awards for each named executive officer at October 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
	Number of Securities
	Underlying Unexercised			Option	Option
	Options(1)(#)			Exercise	Expiration
Name and Principal Position	Exercisable		Unexercisable	Price ($)	Date
Merlin Bingham,	1,000,000		—	$2.59	5/1/2016
President	100,000		—	$2.15	3/1/2010

Roger Kolvoord,	750,000		—	$2.59	5/1/2016
Executive Vice President	100,000		—	$1.25	8/6/2009

Robert Devers,	50,000	(2)	200,000	$4.30	6/18/2017
Chief Financial Officer

Terry Brown,	250,000		—	$2.59	5/1/2016
Vice President, Operations	10,000		—	$2.00	10/1/2012

(1)	Includes options granted under 2000 Equity Incentive Plan and 2006 Stock Option Plan

(2)
On June 18, 2007, Mr. Devers was granted options to purchase 250,000 shares of common stock; 50,000 of the options vested on October 1, 2007 and 100,000 vests on October 31, 2008 and 100,000 vests on October 31, 2009.

Compensation of Directors
Effective February 1, 2008, our independent directors are compensated $9,000 per fiscal quarter and issued 10,800 shares of the Company’s common stock for their services. Previously, the independent directors were compensated $7,500 per fiscal quarter, plus issued 9,000 shares of the Company’s Common Stock per quarter. There is no arrangement for compensation with respect to termination of the directors in the event of change of control of the Company.
The Company does not have any standard arrangements pursuant to which the Company’s non-independent directors are compensated for services as directors.
During the fiscal year end October 31, 2007, the Company compensated the following directors, who are not named executive officers, for their services as directors as follows:

DIRECTOR COMPENSATION

	Fees earned
	or paid	Stock awards	Option awards	All other		Total
Name	in cash ($)	($)	($)(1)	compensation ($)		($)
Wesley Pomeroy(2)	$30,000	$119,700	$—	$—		$149,700
Robert Kramer(3)	$30,000	$119,700	$—	$—		$149,700
Gregory Hahn(4) (5)	$2,500	$9,780	$127,486	$7,334	(6)	$147,100
(1)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fair value of stock options granted to the named executive officers, in accordance with SFAS 123R. See note 8 to the consolidated financial statements included within the annual report on Form 10-KSB for the year ended October 31, 2007 for discussion regarding the assumptions used to calculate fair value under the Black-Scholes—Merton valuation model.

(2)
Mr. Pomeroy holds options to purchase 250,000 shares of the Company’s common stock. These options are fully vested. As of October 31, 2007, Mr. Pomeroy has been issued an aggregate of 39,000 shares of common stock pursuant to the 2006 Stock Option Plan and costs for an additional 9,000 shares have been accrued for services during the last fiscal quarter.

(3)
Mr. Kramer holds options to purchase 500,000 shares of the Company’s common stock. These options are fully vested. As of October 31, 2007, Mr. Kramer has been issued an aggregate of 39,000 shares of common stock pursuant to the 2006 Stock Option Plan and costs for an additional 9,000 shares have been accrued for services during the last fiscal quarter.

(4)	Mr. Hahn was appointed a director on October 1, 2007.

(5)
Mr. Hahn holds options to purchase 250,000 shares of the Company’s common stock. These options vest as follows: (i) 50,000 shares vested immediately upon grant; (ii) 100,000 shares vest on October 1, 2008, and (iii) 100,000 shares vest on October 1, 2009; or 100% of the options vest upon a “Change in Control”, as defined in Mr. Hahn’s stock option agreement. As of October 31, 2007, the Company has accrued $9,780 for 3,000 shares of common stock for services during the last fiscal quarter.

(6)	Includes consulting fees paid to Mr. Hahn for his services prior to becoming an independent director.
Repricing of Options
None.

INDEPENDENT PUBLIC ACCOUNTANTS
The Audit Committee selected the independent accounting firm of Hein & Associates LLP (“Hein”) with respect to the audit of our financial statements for the year ended October 31, 2007. A representative of Hein is expected to be present at the Annual Meeting, and if present will have the opportunity to make a statement if he or she desires to do so, and will be available to answer questions from shareholders.
Prior to Hein being appointed to serve as our independent registered public accountant Williams & Webster P.S. served as the Company’s independent accounting firm. Our Audit Committee recommended that Williams & Webster be dismissed as the Company’s independent registered public accounting firm. Accordingly, on August 31, 2007 we notified Williams & Webster that it was dismissed as the Company’s auditor effective immediately. On September 4, 2007 the Audit Committee and Board of Directors approved the appointment of Hein, certified public accountants, as the Company’s independent registered accounting firm. On September 7, 2007, we filed an amended current report on Form 8-K/A with the Securities and Exchange Commission regarding the dismissal of Williams & Webster, P.S. and the appointment of Hein.
William & Webster’s principal accountant report on the Company’s financial statements for both of our fiscal years ending October 31, 2006 and October 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor was either modified as to uncertainty, audit scope, or accounting principles. However, there was an explanatory paragraph in Williams & Webster’s report on the Company’s financial statements included in Form 10-KSB for the year October 31, 2005, indicating that the accompanying consolidated financial statements had been prepared assuming that the Company will continue as a going concern, and Williams & Webster identified certain factors that raised substantial doubt about the Company’s ability to continue as a going concern. That explanatory paragraph was not contained in Williams & Webster’s report on the Company’s financial statements included in the Company’s Form 10-KSB for the year ended October 31, 2006.
There were no disagreements with Williams & Webster on any matter of accounting principles, practices, financial statement disclosure, or auditing scope or procedure which if not resolved to Williams & Webster’s satisfaction would have caused Williams & Webster to make reference to the subject matter of the disagreement in connection with its principal accounting reports.
We provided Williams & Webster with a copy of the disclosure included within the September 7, 2007 Form 8-K/A and requested Williams & Webster furnish a letter addressed to the Securities and Exchange Commission stating whether Williams & Webster agreed with the Company’s statements in that Form 8-K/A. The content of Williams & Webster’s letter is provided below:
Dear Sirs:
We are in agreement with the statements made by the above registrant in its Form 8-K to be filed on or about September 4, 2007.

Our independent auditor’s report on the financial statements of Metalline Mining Company for the period ended October 31, 2006 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties. Our independent auditor’s report on the financial statements of Metalline Mining Company for the period ended October 31, 2005 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties other than inclusion of an explanatory paragraph regarding doubt about the Company’s ability to continue as a going concern.
There were no disagreements with Metalline Mining Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
Sincerely,
/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
Audit Fees. Our principal accountants, Hein & Associates LLP and Williams & Webster, P.S., billed us aggregate fees and expenses in the amount of approximately $54,000 and $35,936, respectively for the fiscal year ended October 31, 2007. Williams & Webster, P.S. billed us aggregate fees and expenses in the amount of $54,806 for the fiscal year ended October 31, 2006. These aggregate fees listed above include professional services for the audit of our annual financial statements and the review of the financial statements included in our reports on Form 10-QSB and Form 10-KSB.
Audit-Related Fees. There were no fees billed by Hein & Associates LLP or Williams & Webster, P.S. for audit-related services rendered during fiscal years ended October 31, 2007 and 2006.
Tax Fees. There were no fees billed by Hein & Associates LLP or Williams & Webster, P.S. for tax services rendered during fiscal years ended October 31, 2007 and 2006.
All Other Fees. There were no other services provided by Hein & Associates LLP or Williams & Webster, P.S. during fiscal years ended October 31, 2007 and 2006.
Audit Committee’s Pre-Approval Practice
Section 10A(i) of the Exchange Act prohibits our auditors from performing audit services for us as well as any services not considered to be “audit services” unless such services are pre-approved by the audit committee of the Board of Directors, or unless the services meet certain de minimis standards. The Audit Committee’s charter (adopted May 1, 2006 and amended December 5, 2006) provides that the Audit Committee must:

•
Preapprove all audit services that the auditor may provide to us or any subsidiary (including, without limitation, providing comfort letters in connection with securities underwritings or statutory audits) as required by §10A(i)(1)(A) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002).

•
Preapprove all non-audit services (other than certain de minimis services described in §10A(i)(1)(B) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002)) that the auditors propose to provide to us or any of our subsidiaries.

The Audit Committee considers at each of its meetings whether to approve any audit services or non-audit services. In some cases, management may present the request; in other cases, the auditors may present the request.
PROPOSAL ONE
ELECTION OF DIRECTORS
The Board of Directors is nominating the five current directors for re-election to serve for a one year term or until their successors are elected and qualified.
Nominees for Election of Directors
The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the five nominees for director named below. If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If elected, Merlin Bingham, Roger Kolvoord, Wesley Pomeroy, Robert Kramer and Gregory Hahn will each hold office a term of one year, until their successors are duly elected or appointed or until their earlier death, resignation or removal.
The Board of Directors recommends a vote “FOR” the election of Messrs. Bingham, Kolvoord, Pomeroy, Kramer and Hahn. Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ slate of nominees. Neither Management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a director.

PROPOSAL TWO
RATIFICATION AND APPROVAL OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
On September 4, 2007, our Board of Directors unanimously approved the Audit Committee’s recommendation to appoint Hein & Associates LLP (“Hein”) as our independent registered public accounting firm. Further, the Board of Directors directed that we submit the selection of Hein for ratification and approval by our shareholders at the Annual Meeting. Although the Company is not required to submit the selection of independent registered public accountants for shareholder approval, if the shareholders do not ratify this selection, the Board of Directors may reconsider its selection of Hein. The Board considers Hein to be well qualified to serve as the independent auditors for the Company, however even if the selection is ratified, our Board of Directors may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee and Board of Directors determines that the change would be in our best interests.
The Board of Directors recommends a vote “FOR” Proposal Two. Proposal Two requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Meeting. Unless otherwise specified, the enclosed proxy will be voted “FOR” the ratification of Hein & Associates LLP as our independent registered accounting firm.
ANNUAL REPORT TO SHAREHOLDERS
Included with this Proxy Statement is the Company’s 2007 Annual Report on Form 10-KSB for the year ended October 31, 2007 as amended.
OTHER MATTERS
Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein. However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
Only one proxy statement and annual report is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the proxy statement and annual report to shareholders at a shared address to which a single copy was delivered. Shareholders desiring to receive a separate copy in the future may contact us by mail at 1330 E. Margaret Avenue Coeur d’Alene, Idaho 83815 or by telephone (208) 665-2002.
Shareholders who share an address but are receiving multiple copies of the proxy statement and/or annual report may contact us by mail at 1330 E. Margaret Avenue Coeur d’Alene, Idaho 83815 or by telephone (208) 665-2002 to request that a single copy be delivered.

SHAREHOLDER PROPOSALS
Metalline Mining Company expects to hold its next annual meeting of shareholders in April 2009. Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to Metalline Mining Company, Attention: Corporate Secretary, 1330 E. Margaret Avenue Coeur d’Alene, Idaho 83815 and we must receive the proposals by December 1, 2008. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested. After December 1, 2008, any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.
BY ORDER OF THE BOARD OF DIRECTORS:
METALLINE MINING COMPANY
Merlin Bingham, President

PROXY
METALLINE MINING COMPANY
1330 E. Margaret Avenue
Coeur d’Alene, Idaho 83815
(208) 665-2002
ANNUAL MEETING OF SHAREHOLDERS — APRIL 18, 2008
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of Metalline Mining Company hereby constitutes and appoints Merlin Bingham and Robert Devers, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of Common Stock and/or standing in the name of the undersigned at the Annual Meeting of Shareholders to be held at the offices of our corporate counsel, Burns, Figa & Will, P.C., 6400 South Fiddlers Green Circle, Suite 1000, Greenwood Village, CO 80111 on Friday April 18, 2008, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, upon the following:
Proposal One: To elect the following five persons as directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified:

Merlin Bingham	For ☐	Withhold Authority to vote ☐
Roger Kolvoord	For ☐	Withhold Authority to vote ☐
Wesley Pomeroy	For ☐	Withhold Authority to vote ☐
Robert Kramer	For ☐	Withhold Authority to vote ☐
Gregory Hahn	For ☐	Withhold Authority to vote ☐
Proposal Two: Ratification and approval of Hein & Associates LLP as the Company’s independent registered public accounting firm.

For ☐	Against ☐	Abstain ☐
In their discretion, the Proxy is authorized to vote upon such other business as lawfully may come before the Meeting. The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.
THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR THE OTHER PROPOSALS LISTED ABOVE. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.
Please mark, date and sign exactly as your name appears hereon, including designation as executor, Trustee, etc., if applicable, and return the Proxy in the enclosed postage-paid envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. A corporation must sign in its name by the President or other authorized officer. All co-owners and each joint owner must sign.
Date:

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